SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report:

July 8, 2003

Exact Name of
Commission	Registrant	State or other	IRS Employer
File	as specified in	Jurisdiction of	Identification
Number	its charter	Incorporation	Number

333-66032	PG&E National Energy Group, Inc.	Delaware	94-3316236

PG&E National Energy Group, Inc. 7600 Wisconsin Avenue Bethesda, Maryland 20814-6161

(Address of principal executive offices) (Zip Code)

(301) 280-6800

(Registrant’s telephone number, including area code)

Item 3.   Bankruptcy or Receivership

     On July 8, 2003, PG&E National Energy Group, Inc. (“NEG”) and its wholly-owned indirect subsidiaries PG&E Energy Trading Holdings, LLC, PG&E Energy Trading Holdings Corporation, PG&E Energy Trading — Power, L.P., PG&E Energy Trading — Gas Corporation and PG&E ET Investments Corporation (collectively, the “NEG/ET Debtors”) and USGen New England, Inc. (“USGen NE” and, collectively with the NEG/ET Debtors, the “Debtors”), each filed a voluntary petition for relief under the provisions of chapter 11 of the U.S. Bankruptcy Code in the U.S. Bankruptcy Court for the District of Maryland, Case Nos. 03-30459, 03-30461, 03-30462, 03-30463, 03-30464 and 03-30465. While each of the NEG/ET Debtors has sought to have the cases jointly administered, the Debtors contemplate that USGen NE’s case will be administered separately. Pursuant to chapter 11 of the U.S. Bankruptcy Code, the Debtors retain control of their assets and are authorized to operate their businesses as debtors in possession while subject to the jurisdiction of the Bankruptcy Court.

     With the agreement in principle of major creditors as to its key terms, NEG also filed a Plan of Reorganization. This group includes informal bondholders, as well as agents under certain unsecured credit facilities, acting in their individual capacities. The plan anticipates that PG&E Corporation will have no equity interest in NEG or any of its subsidiaries after the Chapter 11 reorganization is approved by the court and implemented. Instead, equity in a reorganized NEG would be distributed proportionately to unsecured creditors as a component of a plan distribution package that would include cash, new debt securities and common stock. However, PG&E Corporation may continue to provide certain services on an interim basis, including the administration of employee benefits. It is anticipated that a Chapter 11 plan for the ET Debtors will be filed at a later date. Similarly, USGen NE’s debt will not be restructured as part of the NEG plan, but will be dealt with at a later date.

     A copy of the press release of the Registrant announcing the Chapter 11 filing is attached hereto as attached hereto as Exhibit 99.1 and incorporated herein by reference.

Item 5.   Other Events

Board of Directors — Resignations and Elections

     On February, 27, 2003, NEG’s independent director, Andrew L. Stidd, submitted a letter of resignation, although his resignation was not effective until the Board accepted it on July 7, 2003. Frank V. Battle, Jr. was elected to the Board of Directors on July 7, 2003 to replace Mr. Stidd. Mr. Battle is an independent director as that term is defined in NEG’s Bylaws. Subsequent to the Board’s approval of the filing of a voluntary petition for relief under the provisions of chapter 11 of the U.S. Bankruptcy Code on July 7, 2003, Messrs. Darbee, Stanley and Worthington resigned from the Board. On July 8, 2003, Thomas B. King resigned from the Board and Messrs. Hartman and Murphy were elected to the Board. Thereafter, the new Board of Directors ratified the actions of the prior

Boards of Directors including the decision to file a voluntary petition for relief under the provisions of chapter 11 of the U.S. Bankruptcy Code.

     The current members of the new Board of Directors are Frank V. Battle, Jr., Sanford L. Hartman and Henry J. Murphy. Messrs. Battle and Murphy are independent directors. Mr. Hartman is Vice President and General Counsel of NEG.

     On July 8, 2003, the new Board elected Joseph A. Bondi to serve as NEG’s chief restructuring officer and chief executive officer subject to Bankruptcy Court approval.

Item 7.   Financial Statements, Pro Forma Financial Information, and Exhibits

Exhibit No.	Description of Document

99.1	Press Release of Registrant, dated July 8, 2003

SIGNATURE

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

PG&E NATIONAL ENERGY GROUP, INC

By: /s/ Thomas E. Legro Name: Thomas E. Legro Title: Vice President and Chief Accounting Officer

Dated:   July 8, 2003

Exhibit List

Exhibit No.	Description of Document

99.1	Press Release of Registrant, dated July 8, 2003